UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2015, Tandem Diabetes Care, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 5,250,000 shares of the Company’s common stock, par value $0.001 per share, at the public offering price of $11.50, less underwriting discounts, pursuant to an effective registration statement on Form S-3 (File No. 333-200686) and a related prospectus supplement filed with the Securities and Exchange Commission.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 787,500 additional shares of the Company’s common stock at the public offering price, less underwriting discounts.

The Company expects to receive net proceeds from the offering of approximately $56.3 million, or approximately $64.8 million if the Underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for working capital and other general corporate purposes.

The offering is expected to close on or about March 4, 2015, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated February 26, 2015, regarding the validity of the shares of common stock to be issued and sold in the offering.  A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of February 26, 2015, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several Underwriters named therein.

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
General Counsel

Date:  February 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of February 26, 2015, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several Underwriters named therein.

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

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